UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 490-2695

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed April 22, 2019, Katherine Breedis ceased serving as the Chief Financial Officer of MeiraGTX Holdings plc (the “Company”) and as the Company’s principal financial officer and principal accounting officer effective April 16, 2019. On June 3, 2019, Ms. Breedis entered into a separation and release agreement (the “Separation Agreement”) with the Company to memorialize certain terms of her separation with the Company.

Pursuant to the Separation Agreement, in exchange for a general release of claims against the Company, Ms. Breedis will receive (i) continued payment of her base salary for a period of twelve (12) weeks, (ii) benefit coverage pursuant to COBRA for up to three (3) months, and (iii) immediate vesting of her outstanding unvested Company option awards. Ms. Breedis remains bound by her existing confidentiality and employee invention and assignment agreement with the Company and, pursuant to the Separation Agreement, has agreed to refrain from soliciting employees of the Company for a period of 12 months.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement, dated June 3, 2019, between MeiraGTx Holdings plc and Katherine Breedis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2019

MEIRAGTX HOLDINGS PLC

By:	/s/ Bruce Gottlieb
Name: Title:	Bruce Gottlieb Corporate Secretary